Exhibit 4.7

PATENT ASSIGNMENT

This Patent Assignment is made and entered into as of July 24, 2012 by and between

1) Boston Scientific Corporation;

2) Boston Scientific Scimed, Inc.; and

3) Boston Scientific Limited

(collectively, the “Assignors”) and Medifocus, Inc. (“Assignee”) (collectively referred to as the “Parties”).

WHEREAS, the Assignors are the owners of certain intellectual property rights, including the patents and patent applications listed on Schedule 1 attached hereto (collectively referred to herein as the “Patents”); and

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignors desire to sell, transfer, assign and set over unto Assignee all rights, title, and interest of the Assignors in and to the Patents.

NOW, THEREFORE, the Assignors do hereby sell, assign, transfer and set over unto the Assignee, its successors and assigns, the entire and exclusive right, title and interest in and to all inventions in the United States and throughout the world (with priority rights) in and to the Patents, and in and to any continuations, continuations-in-part, divisions, reissues, extensions and foreign counterparts of the Patents, together with all claims for damages by reason of past infringement of any Patents, with the right to sue for and collect the same. Assignors further agree to execute and have executed all documents, instruments and papers to perform all acts, as deemed reasonably necessary by Assignee to perfect in Assignee the foregoing rights, title and interests, including the execution of any related domestic or foreign application documents, provided that all costs and expenses associated with the recordation of assignment documents shall be born equally by Assignee and Assignor.

This Patent Assignment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Patent Assignment to be duly executed and delivered as of the date first written above.

ASSIGNORS:

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Thomas G. Robinson
Thomas G. Robinson
Vice President, Strategy and Business Development Urology and Women’s Health

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF MIDDLESEX	)

On this 23rd day of July, 2012, before me, the undersigned, a Notary Public in and for the Commonwealth of Massachusetts, duly commissioned and sworn, personally appeared Thomas G. Robinson, to me known to be the Vice President, Strategy and Business Development, Urology and Women’s Health, of Boston Scientific Corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said corporation for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

/s/ Evelyn Lewis
(Signature of Notary)

Evelyn Lewis
(Legibly Print or Stamp Name of Notary)

Notary public in and for the Commonwealth of Massachusetts,

residing at	Worcester

My appointment expires	July 16, 2015

Acting in the County of:	Middlesex

[Signature Page to Patent Assignment]

BOSTON SCIENTIFIC SCIMED, INC.

By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Secretary

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF Middlesex	)

On this 20th day of July, 2012, before me, the undersigned, a Notary Public in and for the Commonwealth of Massachusetts, duly commissioned and sworn, personally appeared Vance R. Brown, to me known to be the Vice President and Secretary of Boston Scientific Scimed, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said corporation for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

/s/ Patricia A. Shea
(Signature of Notary)

Patricia A. Shea
(Legibly Print or Stamp Name of Notary)

Notary public in and for the Commonwealth of Massachusetts,

residing at	Shrewsbury, MA

My appointment expires	July 6, 2018

Acting in the County of:	Middlesex

[Signature Page to Patent Assignment]

BOSTON SCIENTIFIC LIMITED

By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Secretary

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF Middlesex	)

On this 20th day of July, 2012, before me, the undersigned, a Notary Public in and for the Commonwealth of Massachusetts, duly commissioned and sworn, personally appeared Vance R. Brown, to me known to be the Vice President and Secretary of Boston Scientific Limited, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary deed of said corporation for the uses and the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

/s/ Patricia A. Shea
(Signature of Notary)

Patricia A. Shea
(Legibly Print or Stamp Name of Notary)

Notary public in and for the Commonwealth of Massachusetts,

residing at	Shrewsbury, MA

My appointment expires	July 6, 2018

Acting in the County of:	Middlesex

[Signature Page to Patent Assignment]

ASSIGNEE:

MEDIFOCUS, INC.

By:	/s/ Augustine Y. Cheung, Ph.D.
Augustine Y. Cheung, Ph.D.
Chief Executive Officer

[Notary block]

/s/ Patricia N. Armiger
(Signature of Notary)

Patricia N. Armiger
(Legibly Print or Stamp Name of Notary)

Notary public in and for the State of Maryland,

My appointment expires	May 1, 2014

Acting in the County of:	Anne Arundel

[Signature Page to Patent Assignment]

Schedule 1

Assigned Patents and Patent Applications

Country	Serial No.	Filing Date	Application Status	Patent/Publication No.	Owner
United States	10/264969	10/4/2002	Granted	6,895,282	Boston Scientific Scimed, Inc.
PCT	US03/31296	10/03/2003	NAT PHASE	WO 2004/033037	Boston Scientific Limited
Australia	2003272824	10/03/2003	Abandoned		Boston Scientific Limited
Canada	2498769	10/03/2003	Abandoned		Boston Scientific Limited
Europe	03755026.6	10/03/2003	Abandoned		Boston Scientific Limited

United States	11/100138	4/5/2005	Pending	2005-0251126	Boston Scientific Scimed, Inc.

United States	11/246936	10/6/2005	Pending	2007-0093880 (8,123,705)	Boston Scientific Scimed, Inc.
PCT	US06/30100	7/31/2006	NAT PHASE	WO 2007/044114	Boston Scientific Limited
Europe	EP06824797		Withdrawn		Boston Scientific Limited

United States	61/017297	12/28/2007	converted		Boston Scientific Scimed, Inc.
United States	12/342959	12/23/2008	Pending	2009-0171238	Boston Scientific Scimed, Inc.

United States	60/977878	10/5/2007	converted		Boston Scientific Scimed, Inc.
United States	12/238589	9/26/2008	Pending	2009-0093733	Boston Scientific Scimed, Inc.
PCT	US08/77772	9/26/2008	Abandoned	WO 2009/045868	Boston Scientific Limited

United States	61/014535	12/18/2007	converted		Boston Scientific Scimed, Inc.
United States	12/335073	12/15/2008	Pending	2009-0157070	Boston Scientific Scimed, Inc.
United States	09/597234	6/20/2000	Granted	6,477,426	Boston Scientific Corporation
PCT	US01/19689	6/20/2001	NAT PHASE	WO 2001/098764	Boston Scientific Corporation
Canada	2408627	6/20/2001	Pending	2408627	Boston Scientific Corporation
China	01811529.2	6/20/2001	Abandoned	EP1292362	Boston Scientific Corporation

Country	Serial No.	Filing Date	Application Status	Patent/Publication No.	Owner
Europe	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
Spain	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
Germany	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
France	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
United Kingdom	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
Ireland	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
Italy	01948516.8	6/20/2001	Granted	EP1292362	Boston Scientific Corporation
India	IN/PCT/2002/01362	6/20/2001	Abandoned		Boston Scientific Corporation
Japan	2002-504476	6/20/2001	Granted	JP 4503229	Boston Scientific Corporation
Mexico	PA/a/2002/012687	6/20/2001	Granted	MX 227252	Boston Scientific Corporation
Hong Kong	03106147.6	6/20/2001	Abandoned		Boston Scientific Corporation

United States	10/247747	9/20/2002	Granted	2003-0069619 (6,788,977)	Boston Scientific Corporation
PCT	US03/28898	9/16/2003	NAT PHASE	WO 2004/026098	Boston Scientific Corporation
Canada	2498166	9/16/2003	Pending		Boston Scientific Corporation
China	03822401.1	9/16/2003	Abandoned		Boston Scientific Corporation
Europe	03749674.2	9/16/2003	Published	EP1555955	Boston Scientific Corporation
Hong Kong	06101085.8	9/16/2003	Abandoned		Boston Scientific Corporation
India	551/KOLNP/2005	9/16/2003	Abandoned		Boston Scientific Corporation
Japan	2004-534347	9/16/2003	Granted	JP 4559860	Boston Scientific Corporation
Mexico	PA/a/2005/003015	9/16/2003	Abandoned		Boston Scientific Corporation

United States	10/436500	05/13/2003	Granted	7,837,720	Boston Scientific Corporation
PCT	US04/14768	5/11/2004	NAT PHASE	WO 2005/007000	Boston Scientific Corporation
Canada	2524901	5/11/2004	Pending		Boston Scientific Corporation
China	200480013080.9	5/11/2004	Abandoned		Boston Scientific Corporation

Country	Serial No.	Filing Date	Application Status	Patent/Publication No.	Owner
Europe	04775978.2	5/11/2004	Granted	EP1622531B1	Boston Scientific Corporation
Germany	04775978.2	5/11/2004	Granted	EP1622531B1	Boston Scientific Corporation
France	04775978.2	5/11/2004	Granted	EP1622531B1	Boston Scientific Corporation
United Kingdom	04775978.2	5/11/2004	Granted	EP1622531B1	Boston Scientific Corporation
Ireland	04775978.2	5/11/2004	Granted	EP1622531B1	Boston Scientific Corporation
Italy	04775978.2	5/11/2004	Granted	EP1622531B1	Boston Scientific Corporation
Hong Kong	06108315.5	5/11/2004	Abandoned	1087904A	Boston Scientific Corporation
India	2482/KOLNP/2005	5/11/2004	Abandoned		Boston Scientific Corporation
Japan	2006-532966	5/11/2004	Granted	JP 4568283	Boston Scientific Corporation
Mexico	PA/a/2005/012161	5/11/2004	Abandoned		Boston Scientific Corporation

United States	12/902636	10/12/2010	Pending	2011-0028886	Boston Scientific Corporation
Europe	06000041.1	06/20/2001	Granted	EP1647305B1	Boston Scientific Corporation
Germany	60143775.6	06/20/2001	Granted	EP1647305B1	Boston Scientific Corporation
France	06000041.1	06/20/2001	Granted	EP1647305B1	Boston Scientific Corporation
Great Britain	06000041.1	06/20/2001	Granted	EP1647305B1	Boston Scientific Corporation
Ireland	06000041.1	06/20/2001	Granted	EP1647305B1	Boston Scientific Corporation
Italy	06000041.1	06/20/2001	Granted	EP1647305B1	Boston Scientific Corporation
Hong Kong	06110990.3	06/20/2001	Abandoned		Boston Scientific Corporation

Europe	10179144.0	06/20/2001	Pending		Boston Scientific Corporation

United States	60/664699	3/24/2005	converted		Boston Scientific Corporation
United States	11/280199	11/17/2005	Pending	2006-0216275	Boston Scientific Corporation
PCT	US06/10505	3/22/2006	NAT PHASE	WO 2006/102471	Boston Scientific Corporation
Canada	2602065	3/22/2006	Pending		Boston Scientific Corporation
Europe	6739341.3	3/22/2006	Pending		Boston Scientific Corporation

Country	Serial No.	Filing Date	Application Status	Patent/Publication No.	Owner
United States	11/527688	9/27/2006	Pending	2007-0077230	Boston Scientific Corporation
PCT	US06/37569	9/27/2006	NAT PHASE	WO 2008/039188	Boston Scientific Corporation
Europe	06815516.7	9/27/2006	Pending		Boston Scientific Corporation

United States	09/954194	9/18/2001	Granted	6,958,075	Boston Scientific Corporation
PCT	US02/29048		NAT PHASE	WO 2003/028572	Boston Scientific Corporation
Europe	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Austria	02800330.9		Abandoned	EP1435868B1	Boston Scientific Corporation
Belgium	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Germany	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Denmark	02800330.9		Abandoned	EP1435868B1	Boston Scientific Corporation
Spain	02800330.9		Abandoned	EP1435868B1	Boston Scientific Corporation
Finland	02800330.9		Abandoned	EP1435868B1	Boston Scientific Corporation
France	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
United Kingdom	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Italy	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Netherlands	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Sweden	02800330.9		Granted	EP1435868B1	Boston Scientific Corporation
Canada	2460907		Pending	2460907	Boston Scientific Corporation
China	02142696.1		Abandoned		Boston Scientific Corporation
Hong Kong	05100145.9		Abandoned		Boston Scientific Corporation
India	378/KOLNP/2004		Abandoned		Boston Scientific Corporation
Japan	2003-531912		Granted	JP 4292259	Boston Scientific Corporation
Mexico	PA/a/2004/002564		Abandoned		Boston Scientific Corporation

United States	10/879288	6/30/2004	Granted	7,811,313	Boston Scientific Corporation

Country	Serial No.	Filing Date	Application Status	Patent/Publication No.	Owner
United States	12/849458	8/3/2010	Pending	2010-0298913	Boston Scientific Corporation

United States	60/356750	2/15/2002	converted		Boston Scientific Corporation
United States	10/504302	2/19/2003	Granted	7,833,220	Boston Scientific Corporation
PCT	US03/04512	2/19/2003	NAT PHASE	WO 2003/070298	Boston Scientific Corporation
Canada	2476078	2/19/2003	Pending		Boston Scientific Corporation
China	03804947.3	2/19/2003	Abandoned		Boston Scientific Corporation
Europe	03742756.4	2/19/2003	Pending		Boston Scientific Corporation
Hong Kong	05105400.8	2/19/2003	Abandoned		Boston Scientific Corporation
India	1164/KOLNP/2004	2/19/2003	Abandoned		Boston Scientific Corporation
Japan	2003-569251	2/19/2003	Granted	JP 4362373	Boston Scientific Corporation
Mexico	PA/a/2004/007897	2/19/2003	Abandoned		Boston Scientific Corporation

United States	12/902858	10/12/2010	Pending	2011-0034976	Boston Scientific Corporation